Fulton Financial Corporation

Ryan Beck Financial Institution Investors Conference October 27, 2004

Fulton Financial Corporation

Key statistics and stock chart

Key Stats

Stock Price: $21.40

52-Week Range: $18.81 - $21.90

Market Cap. (mil): $2,603

Avg. Daily Vol.: 142,375

Annual Dividend: $0.66

Dividend Yield: 3.08%

Total Assets: $10,556

ROAA: 1.43%

ROAE: 13.75%

FULT

22.2 19.2 16.2 13.2 10.2 3.00M 1.50M 0

Vol

00 J 01 J 02 J 03 J 04 J

262 Wks.

22.2 19.2 16.2 13.2 10.2 3.00M 1.50M 0

Fulton Financial Corporation

Where are we located?


Pennsylvania
LYCOMING
COLUMBIA
MONTOUR
UNION
SNYDER
NORTHUMBERLAND
SCHUYLKILL
NORTHAMPTON
LEHIGH
DAUPHIN
LEBANON
BERKS
BUCKS
CUMBERLAND
LANCASTER
MONTGOMERY
YORK
CHESTER
DELAWARE
SUSSEX
WARREN
MORRIS
HUNTERDON
MERCER
MONMOUTH
New Jersey
CAMDEN
OCEAN
GLOUCESTER
SALEM
ATLANTIC
CAPE MAY
WASHINGTON
FREDERICK
Maryland
CECIL
NEW CASTLE
KENT
SUSSEX
Delaware
FAIRFAX
Virginia
RICHMOND
NEWPORT NEWS
VIRGINIA BEACH
CHESAPEAKE
The Bank
Delaware National Bank
FNB Bank
Fulton Bank
Hagerstown Trust
Lafayette Ambassador Bank
Lebanon Valley Farmers Bank
The Peoples Bank of Elkton
Premier Bank
Resource Bankshares Corporation
Skylands Community Bank
Swineford National Bank
First Washington State Bank (Pending)
FULTON FINANCIAL CORPORATION

Fulton Financial Corporation

Possible future expansion

Current Markets

Pending Acquisitions

Future Expansion

Pennsylvania

Maryland

New Jersey

Delaware

Virginia

North Carolina FULTON FINANCIAL CORPORATION

Fulton Financial Corporation

Acquisitions

Fulton Financial’s 23rd acquisition, First Washington FinancialCorp, announced in June, is expected to close on or before April 15, 2005.

To date, the Corporation’s whole bank transactions have contributed $5.2 billion in assets or 49% of the firm’s total assets.

First Washington State Bank (pending)

Resource Bank

Premier Bank

Drovers & Mechanics Bank

18 Sovereign Bank Branches

Dearden, Maguire, Weaver and Barrett, Inc.

Skylands Community Bank

Ambassador Bank of the Commonwealth

Lebanon Valley National Bank

Peoples Bank of Elkton

Woodstown National Bank

Bank of Gloucester County

Delaware National Bank

Central Pennsylvania Savings Association

Hagerstown Trust Company

Denver National Bank

Great Valley Savings Association

First National Bank of Danville

Second National Bank of Nazareth

Lafayette Trust Bank

Pen Argyl National Bank

Swineford National Bank

Farmers Trust Bank

Fulton Financial Corporation

Key growth rates and recent valuation

Largely via M&A activity, Fulton Financial has grown its assets at a 15.6% CAGR over the preceding 10 year period. The company’s organic asset growth is approximately 8% over this same time period.

Deposits have grown at a solid 10-year CAGR of 14.0% and at roughly 5% on an organic basis.

LTM EPS and earnings have grown 8.7% and 14.4%, respectively, over the last 10 years.

Recent Valuation: FULT v. NASDAQ Bank Index

FULT Price/LTM EPS

Index Price/LTM EPS

FULT Price/Book

Index Price/Book

Price/ LTM EPS

20 19 18 17 16 15 14 13 12

2001Q4

2002Q1

2002Q2

2002Q3

2002Q4

2003Q1

2003Q2

2003Q3

2003Q4

2004Q1

2004Q2

260 240 220 200 180 160 140 120

Price/ Book

Fulton Financial Corporation

What do we look for?

High growth areas

Dynamic market demographics

Strong performance

Asset quality

Talented and dedicated staff

Compatible corporate culture

Fulton Financial Corporation

Acquisitions in new markets

What changes?

Loan review Investments

Asset/liability management

Compliance

Common operating platform

Audit

Fulton Financial Corporation

Acquisitions in new markets

What stays the same?

Bank name

Board of Directors

Management team

Employees

Fulton Financial Corporation

Fulton Financial Corporation

fult.com

Fulton Financial Corporation